Exhibit 99.1

Microsemi Completes Acquisition of White Electronic Designs,

Raises Guidance

IRVINE, Calif., May 3, 2010 (GlobeNewswire) — Microsemi Corporation (Nasdaq:MSCC), a leading manufacturer of high performance analog mixed-signal integrated circuits and high reliability semiconductors, announced that its acquisition of White Electronic Designs Corporation closed on Friday, April 30, 2010. Following the acquisition, White Electronic is a wholly-owned subsidiary of Microsemi.

“White Electronic is an excellent fit for Microsemi,” said James J. Peterson, Chief Executive Officer of Microsemi. “This acquisition extends our offering into high-growth sectors in our core Aerospace & Defense markets and adds an extraordinary anti-tamper functionality to our existing product suite. We continue to expect the acquisition to be accretive immediately and to perform within our targeted corporate gross margin range during its first full quarter of contribution.”

Accounting for the acquisition of White Electronic, Microsemi now expects for the third quarter of fiscal 2010 that net sales will increase between 9 percent and 11 percent sequentially. On a non-GAAP basis, the company expects earnings for the third fiscal quarter to be $0.29 to $0.30 per diluted share.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits, high reliability semiconductors and RF subsystems. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi. The forward-looking statements in this release include statements concerning Microsemi’s revenue and earnings guidance and the potential benefits of the acquisition of White Electronic, including the potentially accretive benefits. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that White

Electronic’s business will not be successfully or timely integrated with Microsemi’s business and product suite; the risk that White Electronic’s products will not extend Microsemi’s offerings into high-growth sectors of the Aerospace & Defense markets; failure to achieve expected gross margins and operational and other cost synergies; negative or worsening worldwide economic conditions or market instability; unfavorable conditions in end markets; potential non-realization of expected orders or non-realization of backlog; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.

Contact: Microsemi Corporation

FINANCIAL CONTACT:

John W. Hohener, Executive Vice President and CFO

Tel: (949) 221-7100

INVESTORS:

Robert C. Adams, Vice President of Corporate Development

Tel: (949) 221-7100